Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports Fourth Quarter and Full-Year 2024 Results, Issues 2025 Outlook

OKLAHOMA CITY, February 26, 2025 – Expand Energy Corporation (NASDAQ:EXE) ("Expand Energy" or the "Company") today reported fourth quarter and full-year 2024 financial and operating results and issued its 2025 outlook.

Fourth Quarter Highlights
•Net cash provided by operating activities of $382 million
•Net loss of $399 million, or $1.72 per fully diluted share; adjusted net income(1) of $131 million, or $0.55 per share
•Adjusted EBITDAX(1) of $964 million
•Produced approximately 6.41 Bcfe/d net (91% natural gas)
•Debut $750 million Investment Grade issuance, setting record spread for energy rising star (+132 bps to 10-year Treasury)

2025 Outlook
•Increasing expected synergy capture to ~$400 million in 2025, with the total target of $500 million in annual synergies expected to be achieved by year end 2026
•Quarterly base dividend of $0.575 per common share to be paid in March 2025, 16th straight quarter paying a dividend
•Expected to produce ~7.1 Bcfe/d for ~$2.7 billion of capital and deploy $300 million of incremental capital to create an additional ~300 MMcfe/d of productive capacity in 2026
(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this news release.

“The global need for reliable, affordable, lower carbon energy has never been greater. Our strong fourth quarter results and 2025 outlook clearly demonstrate, as the nation’s largest gas producer, we are ready to answer the call and expand opportunity for consumers and investors alike,” said Nick Dell’Osso, Expand Energy’s President and Chief Executive Officer. “The powerful combination of our attractive, market-connected portfolio, peer-leading returns program, and resilient financial foundation is distinctly unique among domestic natural gas producers. Our focus on integration and operational execution continues to deliver, allowing us to capture 80% of our $500 million synergy target in 2025 as we drive to lower our breakeven costs and more efficiently reach markets in need. Importantly, our capital plan positions us to continue our strategy to build productive capacity, positioning the company to efficiently and rapidly respond with production in 2026 should market conditions warrant.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operations Update

In the fourth quarter, Expand Energy operated an average of twelve rigs to drill 44 wells and turned 41 wells in line, resulting in net production of approximately 6.41 Bcfe per day (91% natural gas). A detailed breakdown of fourth quarter production, capital expenditures and activity can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

2025 Annual Synergy, Capital and Operating Outlook

In 2025, Expand Energy expects to run ~12 rigs and invest approximately $2.7 billion yielding an estimated daily production of approximately 7.1 Bcfe/d. The company intends to build incremental productive capacity for an additional $300 million by running ~15 rigs in the second half of the year. This positions the company to efficiently grow production from a year-end 2025 exit rate of approximately 7.2 Bcfe/d to average approximately 7.5 Bcfe/d in 2026 should market conditions warrant.

Expand Energy is increasing its 2025 expected annual synergy target by $175 million to approximately $400 million. The company expects to achieve the full $500 million in annual synergies by year end 2026.

A detailed breakdown of 2025 annual synergy, capital, and operating outlook can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

Shareholder Returns Update

Expand Energy enhanced its capital return framework in 2024 to more efficiently return cash to shareholders and reduce net debt. The company plans to pay its quarterly base dividend of $0.575 per share on March 27, 2025 to shareholders of record at the close of business on March 11, 2025. The company expects to allocate $500 million to net debt reduction in 2025, and at current market conditions, to have additional free cash flow available to allocate to the combination of variable dividends, share repurchases, and the balance sheet.

Conference Call Information

A conference call to discuss Expand Energy's fourth quarter and full-year 2024 financial and operating results and 2025 outlook has been scheduled for 9 a.m. EDT on February 27, 2025. Participants can access the live webcast at https://edge.media-server.com/mmc/p/jwd532c5/. Participants who would like to ask a question, can register at https://register.vevent.com/register/BIada59e18f58249708a9b9b311a92efae, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.

Financial Statements, Non-GAAP Financial Measures and 2025 Guidance and Outlook Projections

This news release contains the non-GAAP financial measures described below in the section titled "Non-GAAP Financial Measures." Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the company’s 2024 fourth quarter and full-year financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the company’s website. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, GAAP measures. Management’s guidance for 2025 can be found on the company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is the largest independent natural gas producer in the United States, powered by dedicated and innovative employees focused on disrupting the industry’s traditional cost and market delivery model to responsibly develop assets in the nation’s most prolific natural gas basins. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, our ability to capture synergies, the amount and timing of any cash dividends and our ESG initiatives. Forward-looking and other statements in this news release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange commission ("SEC"). In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•Reduce demand for natural gas, oil, and natural gas liquids;
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•risks related to our plans to participate in the global LNG value chain;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of decisions made by OPEC+ and armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•challenges with employee retention and increasingly competitive labor market
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions; risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners as a result of the merger with Southwestern Energy Company ("Southwestern"); the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the Southwestern merger or it may take longer than expected to achieve those synergies or benefits;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•environmental and ESG legislation and regulatory initiatives, including those addressing the impact of climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;

•risks related to an annual limitation on the utilization of our tax attributes, which was triggered upon the completion of the Southwestern merger, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$317	$1,079
Restricted cash	78	74
Accounts receivable, net	1,226	593
Derivative assets	84	637
Other current assets	292	226
Total current assets	1,997	2,609
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	23,093	11,468
Unproved properties	5,897	1,806
Other property and equipment	654	497
Total property and equipment	29,644	13,771
Less: accumulated depreciation, depletion and amortization	(5,362)	(3,674)
Total property and equipment, net	24,282	10,097
Long-term derivative assets	1	74
Deferred income tax assets	589	933
Other long-term assets	1,025	663
Total assets	$27,894	$14,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$777	$425
Current maturities of long-term debt, net	389	—
Accrued interest	100	39
Derivative liabilities	71	3
Other current liabilities	1,786	847
Total current liabilities	3,123	1,314
Long-term debt, net	5,291	2,028
Long-term derivative liabilities	68	9
Asset retirement obligations, net of current portion	499	265
Long-term contract liabilities	1,227	—
Other long-term liabilities	121	31
Total liabilities	10,329	3,647
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 231,769,886 and 130,789,936 shares issued	2	1
Additional paid-in capital	13,687	5,754
Retained earnings	3,876	4,974
Total stockholders' equity	17,565	10,729
Total liabilities and stockholders' equity	$27,894	$14,376

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
($ in millions, except per share data)
Revenues and other:
Natural gas, oil and NGL	$1,595	$763	$2,969	$3,547
Marketing	649	513	1,290	2,500
Natural gas, oil and NGL derivatives	(245)	533	(38)	1,728
Gains on sales of assets	2	139	14	946
Total revenues and other	2,001	1,948	4,235	8,721
Operating expenses:
Production	158	63	316	356
Gathering, processing and transportation	556	190	1,035	853
Severance and ad valorem taxes	39	31	97	167
Exploration	3	8	10	27
Marketing	654	514	1,310	2,499
General and administrative	53	32	186	127
Separation and other termination costs	—	2	23	5
Depreciation, depletion and amortization	647	379	1,729	1,527
Other operating expense, net	277	3	332	18
Total operating expenses	2,387	1,222	5,038	5,579
Income (loss) from operations	(386)	726	(803)	3,142
Other income (expense):
Interest expense	(64)	(22)	(123)	(104)
Gains (losses) on purchases, exchanges or extinguishments of debt	1	—	(1)	—
Other income, net	28	31	86	79
Total other income (expense)	(35)	9	(38)	(25)
Income (loss) before income taxes	(421)	735	(841)	3,117
Income tax expense (benefit)	(22)	166	(127)	698
Net income (loss)	$(399)	$569	$(714)	$2,419
Earnings (loss) per common share:
Basic	$(1.72)	$4.34	$(4.55)	$18.21
Diluted	$(1.72)	$4.02	$(4.55)	$16.92
Weighted average common shares outstanding (in thousands):
Basic	231,539	130,999	156,989	132,840
Diluted	231,539	141,491	156,989	142,976

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(399)	$569	$(714)	$2,419
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	647	379	1,729	1,527
Deferred income tax expense (benefit)	(18)	109	(123)	428
Derivative (gains) losses, net	245	(533)	38	(1,728)
Cash receipts on derivative settlements, net	252	187	947	354
Share-based compensation	9	8	38	33
Gains on sales of assets	(2)	(139)	(14)	(946)
Contract amortization	(57)	—	(57)	—
(Gains) losses on purchases, exchanges or extinguishments of debt	(1)	—	1	—
Other	51	(17)	35	18
Changes in assets and liabilities	(345)	(93)	(315)	275
Net cash provided by operating activities	382	470	1,565	2,380
Cash flows from investing activities:
Capital expenditures	(536)	(379)	(1,557)	(1,829)
Receipts of deferred consideration	50	—	166	—
Business combination, net	(459)	—	(459)	—
Contributions to investments	(4)	(82)	(75)	(231)
Proceeds from divestitures of property and equipment	4	566	21	2,533
Net cash provided by (used in) investing activities	(945)	105	(1,904)	473
Cash flows from financing activities:
Proceeds from Credit Facility	20	—	20	1,125
Payments on Credit Facility	(20)	—	(20)	(2,175)
Proceeds from issuance of senior notes, net	747	—	747	—
Funds held for transition services	—	(91)	—	—
Proceeds from warrant exercise	2	—	3	—
Debt issuance and other financing costs	(7)	—	(11)	—
Cash paid to repurchase and retire common stock	—	(42)	—	(355)
Cash paid to purchase debt	(767)	—	(767)	—
Cash paid for common stock dividends	(134)	(75)	(388)	(487)
Other	(3)	—	(3)	—
Net cash used in financing activities	(162)	(208)	(419)	(1,892)
Net increase (decrease) in cash, cash equivalents and restricted cash	(725)	367	(758)	961
Cash, cash equivalents and restricted cash, beginning of period	1,120	786	1,153	192
Cash, cash equivalents and restricted cash, end of period	$395	$1,153	$395	$1,153

Cash and cash equivalents	$317	$1,079	$317	$1,079
Restricted cash	78	74	78	74
Total cash, cash equivalents and restricted cash	$395	$1,153	$395	$1,153

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended December 31, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,338	2.57	—	—	—	—	2,338	2.57
Northeast Appalachia	2,425	2.34	—	—	—	—	2,425	2.34
Southwest Appalachia	1,067	2.42	12	60.41	85	27.44	1,649	3.42
Total	5,830	2.45	12	60.41	85	27.44	6,412	2.70

Average NYMEX Price		2.79		70.27
Average Realized Price (including realized derivatives)		2.91		61.28		26.90		3.11

	Three Months Ended December 31, 2023
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,497	2.41	—	—	—	—	1,497	2.41
Northeast Appalachia	1,801	2.15	—	—	—	—	1,801	2.15
Eagle Ford	52	2.42	6	82.49	7	25.67	129	6.30
Total	3,350	2.27	6	82.49	7	25.67	3,427	2.42

Average NYMEX Price		2.88		78.35
Average Realized Price (including realized derivatives)		2.87		82.49		25.67		3.01

	Year Ended December 31, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,532	2.14	—	—	—	—	1,532	2.14
Northeast Appalachia	1,809	1.88	—	—	—	—	1,809	1.88
Southwest Appalachia	270	2.42	3	60.41	21	27.44	417	3.42
Total	3,611	2.03	3	60.41	21	27.44	3,758	2.16

Average NYMEX Price		2.27		75.72
Average Realized Price (including realized derivatives)		2.75		61.04		26.91		2.84

	Year Ended December 31, 2023
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,551	2.30	—	—	—	—	1,551	2.30
Northeast Appalachia	1,834	2.22	—	—	—	—	1,834	2.22
Eagle Ford	85	2.25	21	77.80	10	25.62	274	7.64
Total	3,470	2.25	21	77.80	10	25.62	3,659	2.66

Average NYMEX Price		2.74		77.63
Average Realized Price (including realized derivatives)		2.64		72.89		25.62		2.99

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
($ in millions)
Drilling and completion capital expenditures:
Haynesville	$300	$187	$777	$891
Northeast Appalachia	97	119	377	443
Southwest Appalachia	103	—	103	—
Eagle Ford	—	—	—	222
Total drilling and completion capital expenditures	500	306	1,257	1,556
Non-drilling and completion - field	51	50	157	150
Non-drilling and completion - corporate	42	20	115	76
Total capital expenditures	$593	$376	$1,529	$1,782

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the company’s trends and performance, (b) these financial measures are comparable to estimates provided by securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas and oil derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the company's ability to service or incur debt and return cash to shareholders and is used to determine Expand Energy's payout of enhanced returns framework. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

Present Value of Estimated Future Net Revenues or PV-10: Present Value of Estimated Future Net Revenues or PV-10 is defined as the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices calculated as the average natural gas and oil price during the preceding 12-month period prior to the end of the current reporting period, (determined as the unweighted arithmetic average of prices on the first day of each month within the 12-month period) and costs in effect at the determination date (unless such costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%. PV-10 is derived from the standardized measure, which is the most directly comparable financial measure computed using GAAP and differs in that PV-10 does not include the effects of income taxes on future net revenues. Management uses PV-10, which is calculated without deducting estimated future income tax expenses, as a measure of the value of the Company's current proved reserves and to compare relative values among peer companies. Present Value of Estimated Future Net Revenues or PV-10 should not be considered an alternative to, or more meaningful than, the standardized measure presented in accordance with GAAP. Neither PV-10 nor the standardized measure represents an estimate of the fair market value of the Company's natural gas and oil properties.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2024	2023	2024	2023
Net income (loss) (GAAP)	$(399)	$569	$(714)	$2,419

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	490	(347)	979	(1,278)
Separation and other termination costs	—	2	23	5
Gains on sales of assets	(2)	(139)	(14)	(946)
Other operating expense, net(a)	267	4	325	22
(Gains) losses on purchases, exchanges or extinguishments of debt	(1)	—	1	—
Contract amortization	(57)	—	(57)	—
Other	(21)	(18)	(38)	(37)
Tax effect of adjustments(b)	(146)	114	(271)	517
Adjusted net income (Non-GAAP)	$131	$185	$234	$702

(a)	The three- and twelve-month periods ended December 31, 2024 include an adjustment for costs incurred related to the Southwestern Merger.
(b)
The three- and twelve-month periods ended December 31, 2024 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22% and the three- and twelve-month periods December 31, 2023 include a tax effect attributed to the reconciling adjustments using a statutory rate of 23%.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($/share)	2024	2023	2024	2023
Earnings (loss) per common share (GAAP)	$(1.72)	$4.34	$(4.55)	$18.21
Effect of dilutive securities	—	(0.32)	—	(1.29)
Diluted earnings (loss) per common share (GAAP)	$(1.72)	$4.02	$(4.55)	$16.92

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	2.12	(2.44)	6.24	(8.94)
Separation and other termination costs	—	0.01	0.14	0.04
Gains on sales of assets	(0.01)	(0.99)	(0.09)	(6.62)
Other operating expense, net(a)	1.16	0.03	2.07	0.15
(Gains) losses on purchases, exchanges or extinguishments of debt	—	—	0.01	—
Contract amortization	(0.24)	—	(0.36)	—
Other	(0.09)	(0.13)	(0.24)	(0.26)
Tax effect of adjustments(b)	(0.64)	0.81	(1.73)	3.62
Effect of dilutive securities	(0.03)	—	(0.08)	—
Adjusted diluted earnings per common share (Non-GAAP)	$0.55	$1.31	$1.41	$4.91

(a)	The three- and twelve-month periods ended December 31, 2024 include an adjustment for costs incurred related to the Southwestern Merger.
(b)
The three- and twelve-month periods ended December 31, 2024 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22% and the three- and twelve-month periods December 31, 2023 include a tax effect attributed to the reconciling adjustments using a statutory rate of 23%.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
($ in millions)
Net income (loss) (GAAP)	$(399)	$569	$(714)	$2,419

Adjustments:
Interest expense	64	22	123	104
Income tax expense (benefit)	(22)	166	(127)	698
Depreciation, depletion and amortization	647	379	1,729	1,527
Exploration	3	8	10	27
Unrealized (gains) losses on natural gas and oil derivatives	490	(347)	979	(1,278)
Separation and other termination costs	—	2	23	5
Gains on sales of assets	(2)	(139)	(14)	(946)
Other operating expense, net(a)	267	4	325	22
(Gains) losses on purchases, exchanges or extinguishments of debt	(1)	—	1	—
Contract amortization	(57)	—	(57)	—
Other	(26)	(29)	(83)	(65)
Adjusted EBITDAX (Non-GAAP)	$964	$635	$2,195	$2,513

(a)	The three- and twelve-month periods ended December 31, 2024 include an adjustment for costs incurred related to the Southwestern Merger.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
($ in millions)
Net cash provided by operating activities (GAAP)	$382	$470	$1,565	$2,380
Cash capital expenditures	(536)	(379)	(1,557)	(1,829)
Free cash flow (Non-GAAP)	(154)	91	8	551
Cash paid for merger expenses	231	—	269	—
Cash contributions to investments	(4)	(82)	(75)	(231)
Free cash flow associated with divested assets(a)	—	(48)	—	(243)
Adjusted free cash flow (Non-GAAP)	$73	$(39)	$202	$77

(a)	In March and April of 2023, we closed two divestitures of certain Eagle Ford assets. Due to the structure of these transactions, both of which had an effective date of October 1, 2022, the cash generated by these assets was delivered to the respective buyers through a reduction in the proceeds we received at the closing of each transaction. Additionally, in November 2023, we closed the divestiture of the final portion of our Eagle Ford assets, with an effective date of February 1, 2023 and the cash generated by these assets was delivered to the buyer through a reduction in the proceeds we received at the closing of the transaction.

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	December 31, 2024
Total debt (GAAP)	$5,680
Premiums, discounts and issuance costs on debt	6
Principal amount of debt	5,686
Cash and cash equivalents	(317)
Net debt (Non-GAAP)	$5,369

PROVED RESERVES (unaudited)

	SEC pricing(a)	Five-year strip pricing(b)
($ in millions)
Proved reserves (Bcfe)	20,800	26,816
Standardized measure	$7,531	$22,120
PV-10(c)	$7,567	$25,975

(a)	SEC proved reserves as of December 31, 2024 were based on a natural gas price of $2.13 per Mcf and an oil price of $75.48 per barrel of oil and NGL. Pricing was determined in accordance with the SEC requirement using the unweighted arithmetic average of the prices on the first day of each month within the 12-month period ended December 31, 2024. The average adjusted product prices weighted by production over the remaining lives of the properties are $0.65 per Mcf of gas, $65.16 per barrel of oil and $15.20 per barrel of NGL.

(b)	Pricing used in the five-year strip pricing sensitivity reflects five-year strip pricing as of February 19, 2025 and held constant thereafter using (i) the NYMEX five-year strip adjusted for regional differentials using Henry Hub for gas and (ii) the NYMEX West Texas Intermediate five-year strip for oil, adjusted for regional differentials consistent with those used in the SEC pricing, and holding all other assumptions constant. The average adjusted product prices weighted by production over the remaining lives of the properties would be $2.35 per Mcf of gas, $54.16 per barrel of oil, and $12.86 per barrel of NGL.

The NYMEX strip price for proved reserves and related metrics are intended to illustrate reserve sensitivities to market expectations of commodity prices and should not be confused with SEC pricing for proved reserves and do not comply with SEC pricing assumptions. Management believes that the presentation of reserve volume and related metrics using NYMEX forward strip prices provides investors with additional useful information about the Company's reserves because the forward prices are based on the market's forward-looking expectations of oil and gas prices as of a certain date. The price at which the Company can sell its production in the future is the major determinant of the likely economic producibility of the Company's reserves. The Company hedges certain amounts of future production based on futures prices. In addition, the Company uses such forward-looking market-based data in developing its drilling plans, assessing its capital expenditure needs and projecting future cash flows. While NYMEX strip prices represent a consensus estimate of future pricing, such prices are only an estimate and are not necessarily an accurate projection of future oil and gas prices. Actual future prices may vary significantly from NYMEX prices; therefore, actual revenue and value generated may be more or less than the amounts disclosed. Investors should be careful to consider forward prices in addition to, and not as a substitute for, SEC pricing, when considering the Company's reserves.
(c)	PV-10 differs from the standardized measure because the former does not include the effects of estimated future income tax expense. PV-10 using SEC pricing excludes $36 million of estimated future income tax expense, and PV-10 using February 19, 2025 strip pricing excludes $3,855 million of estimated future income tax expense.